UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 14, 2018

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 16th Street, Suite 300, Denver, CO 80202

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Real Goods Solar, Inc. Change in Control Agreement

On November 14, 2018, the Compensation Committee of the Board approved the Company entering into change in control agreements (the “Change in Control Agreements”) with certain Executive Officers, employees that report directly to the Company’s Chief Executive Officer and certain other employees considered to be part of the Company’s senior leadership. On the same date, the Company entered into Change in Control Agreements with each of Mr. Fine and Mrs. Dorsey. The Change in Control Agreements are in substantially the same form and provide that in the event a Change in Control (as defined below) occurs, and either (i) any successor to the Company as a result of a Change in Control fails to assume the Company’s obligations under the applicable Change in Control Agreement, or (ii) within the one-year period immediately following the consummation of the Change in Control, the subject employee’s employment with the Company is (a) involuntarily terminated by the Company without Business Reasons (as defined in the Change in Control Agreement) or (b) voluntary terminated by the subject employee for Good Reason (as defined in the Change in Control Agreement), then such employee shall receive a lump sum severance payment equal to a percentage of the sum of his or her base salary plus target bonus for the year in question. Mr. Fine’s and Mrs. Dorsey’s percentage is 100%. The Change in Control Agreements were approved to promote the incentive employees to stay with the Company during and after a potential future change in control transaction to promote shareholders’ interests and preserve value.

A “change in control” is defined in the Change in Control Agreements as a single transaction or a series of related transactions of any one or more of the following (subject to some exceptions): (i) any merger, consolidation or business combination of the Company with or into any other entity or person, or any other reorganization, in each case in which the equity holders of the Company immediately prior to such merger, consolidation, business combination or reorganization, own less than 50% of the voting power of the surviving entity immediately after such merger, consolidation, business combination or reorganization, (ii) any transaction in which in excess of 50% of the Company's voting power is transferred to a person or a group other than the equity holders of the Company immediately prior to such transaction(s), or (iii) a sale or other disposition of all or substantially all of the assets of the Company.

The foregoing description of the Change in Control Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Change in Control Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Amendment to Mr. Lacey’s Employment Agreement

On November 19, 2018, the Company entered into an Amendment to Employment Agreement (the “Amendment”) with Mr. Lacey to amend the terms of his employment agreement (which is dated effective as of June 1, 2015) to increase the severance payment Mr. Lacey is eligible for if his employment with the Company is terminated without Cause (as defined in the employment agreement) within 12 month after a Change of Control (as defined in the employment agreement) or if Mr. Lacey terminates his employment for “Good Reason” (as defined in the employment agreement). The Amendment increased the base salary component of such severance payment from 12 months to 24 months and increased the Performance Bonus (as defined in the employment agreement) component of such severance payment from 100% to 200%.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.2.

Real Goods Solar, Inc. 2019 Incentive Compensation Plan

On November 14, 2018, the Compensation Committee (the “Compensation Committee”) of the board of directors (the “Board”) of Real Goods Solar, Inc. (the “Company”) and the Board approved and the Company adopted an incentive compensation plan, the Real Goods Solar, Inc. 2019 Incentive Compensation Plan (the “Incentive Plan”), effective as of January 1, 2019 for the Company’s 2019 fiscal year ending December 31, 2019. Under the Incentive Plan, the Company will pay cash bonuses on a quarterly basis from an incentive pool to eligible full-time and part-time employees, including the Company’s named executive officers, Dennis Lacey, Chief Executive Officer, Alan Fine, Chief Financial Officer and Nicolle Dorsey, Principal Accounting Officer and Controller (collectively, the “Executive Officers”). To be eligible, the recipient must have been continuously employed by the Company for at least six months as of the beginning of the applicable quarter, must be in good standing at the end of the applicable quarter and on the date of payment, and must be employed with the Company on the date of payment. Further, the recipient’s operating segment must have achieved at least 50% of the Company’s operating plan and budget for 2019 (the “2019 Budget”).

Payment of such cash bonuses is contingent on the Company’s achieving pre-established target levels of the 2019 Budget for each quarter. The incentive pool of available funds for bonuses will consist of an amount equal to a percentage of “cash-like income” (as described in the Incentive Plan), with such percentage increasing with the achievement of higher target levels of the 2019 Budget (the “Incentive Pool”), as follows:

Percent of 2019 Budget Achieved	Incentive Compensation Pool Percentage
≥ 130%	20.0%
≥ 120% and ≤ 129%	15.0%
≥ 100% and ≤ 119%	12.5%
≥ 50% and ≤ 99%	10.0%
Less than 50%	00.0%

An eligible recipient’s quarterly bonus is calculated based on an annual incentive target percentage of base pay, divided by four (the “Incentive Target”). The incentive target percentages for the Executive Officers are as follows: (i) Mr. Lacey: 200%, (ii) Mr. Fine: 200%, and (iii) Mrs. Dorsey: 100%. An eligible recipient’s bonus is calculated by multiplying such recipient’s Inventive Target by a payout ratio equal to the Incentive Pool divided by the aggregate Incentive Targets of all eligible recipients. In no event will the total bonuses paid for a quarter exceed the Incentive Pool. Under the Incentive Plan, the Company has the authority to adjust tentative bonus payments to match the size of the Incentive Pool.

The Company established the Incentive Plan to incentivize employees to work well together and individually to meet and exceed the 2019 Budget.

The foregoing description of the Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Incentive Plan, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.3.

Real Goods Solar, Inc. Discretionary Bonus Plan

On November 14, 2018, the Compensation Committee and the Board approved and the Company adopted a one-time discretionary bonus plan, the Real Goods Solar, Inc. 2019 One-Time Special Discretionary Bonus Plan (the “One-Time Bonus Plan”), effective as of January 1, 2019 for the Company’s 2019 fiscal year ending December 31, 2019. Under the One-Time Bonus Plan, the Company may pay cash bonuses on a quarterly basis to all eligible full-time employees, including the Executive Officers, and to members of the Board. To be eligible, an employee must be in good standing at the end of the applicable quarter and on the date of payment and employed with the Company on the date of payment. Members of the Board must be serving as directors on the date of payment to be eligible. The Company will determine the timing and amounts payable under the One-Time Bonus Plan in it is discretion.

Payments under the One-Time Bonus Plan will solely be made using the proceeds the Company may receive in the future from the cash exercise of outstanding common stock warrants.

The Company established the One-Time Bonus Plan to recognize the efforts of employees and members of the Board to reposition the Company for future growth and increased shareholder value.

The foregoing description of the One-Time Bonus Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the One-Time Bonus Plan, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.4.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Change in Control Agreement entered into on November 14, 2018 between Real Goods Solar, Inc. and each of, among others, Alan Fine and Nicolle Dorsey
10.2	Amendment to Employment Agreement, dated November 19, 2018, between Real Goods Solar, Inc. and Dennis Lacey
10.3	Real Goods Solar, Inc. 2019 Incentive Compensation Plan
10.4	Real Goods Solar, Inc. 2019 One-Time Special Discretionary Bonus Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Alan Fine
Alan Fine
Chief Financial Officer

Date: November 20, 2018